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Exhibit 99.3

RULE 438 CONSENT

        In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, in connection with the contemplated merger of Park Sterling Corporation (“Park Sterling”) with and into South State Corporation (“South State”) (the “Merger”), I hereby consent to being named in the Registration Statement on Form S-4, and all amendments and supplements thereto, filed by South State with the Securities and Exchange Commission in connection with the Merger (the “Registration Statement”) as a person who is to become a director of South State upon consummation of the Merger, and to the filing of this consent with the Registration Statement.

/s/ JAMES C. CHERRY James C. Cherry July 14, 2017

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  Exhibit 99.3
RULE 438 CONSENT